EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Terra Tech Corp.:

We consent to incorporation by reference in the Registration Statement on Form S-1 Amendment 1 of Terra Tech Corp. of our audit report dated March 22, 2013, with respect to the Consolidated Balance Sheets of Terra Tech Corp. as of December 31, 2012 and 2011 and the related Consolidated Statements of Operations, Equity (Deficit) and Cash Flows for each of the fiscal years in the two-year period ended December 31, 2012.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
December 5, 2013